UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 19, 2026

Trinseo PLC

(Exact name of registrant as specified in its charter)

Ireland	001-36473	N/A
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

440 East Swedesford Road, Suite 301,

Wayne, Pennsylvania 19087

(Address of principal executive offices, including zip code)

(610) 240-3200

(Telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on which registered
Ordinary Shares, par value $0.01 per share	TSE	New York Stock Exchange*

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

*On March 2, 2026, Trinseo PLC received notice from the New York Stock Exchange that it would commence proceedings to delist the Company’s ordinary shares.

EXPLANATORY NOTE

Update on Discussions with Financial Stakeholders

As previously disclosed, Trinseo PLC (the “Company,” “we” or “us”) has been engaged in discussions with its financial stakeholders to review potential alternatives regarding its capital structure, including refinancings, exchange offers, consent solicitations, the issuance of new indebtedness, amendments to the terms of existing indebtedness, and/or other transactions. In connection with these discussions, the Company previously elected to utilize contractually-available grace periods for the payment of interest under certain of its debt agreements. As previously disclosed in a Current Report on Form 8-K filed March 19, 2026, the Company entered into certain amendments and limited waivers with lenders under certain of its credit facilities and elected not to make certain interest payments upon the expiration of the grace period for payment of interest under the Company’s Senior Credit Agreement and 2L Notes Indenture (each, as defined below). This Current Report on Form 8-K is being filed to include as exhibits copies of such amendments and limited waivers. The Company intends to continue discussions with its financial stakeholders regarding its capital structure.

ITEM 1.01	Entry into Material Definitive Agreement.

Revolver Amendment and Waiver

On March 19, 2026, Trinseo Luxco S.à r.l. (“Trinseo Luxco”), Trinseo Holding S.à r.l. (“Trinseo Holding”) and Trinseo Materials Finance, Inc. (together with Trinseo Holding, the “Borrowers”), direct and indirect wholly owned subsidiaries of Trinseo PLC, entered into an amendment (the “Revolver Amendment”) to our super-priority revolving credit facility dated January 17, 2025 (as amended, the “SuperPriority Revolver”) by and among Trinseo Luxco, the Borrowers, the guarantors party thereto from time to time, the lenders party thereto from time to time, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, pursuant to which, among other things, the lenders thereunder agreed to (i) remove the anti-cash hoarding provisions thereunder, (ii) remove the minimum liquidity financial covenant thereunder, (iii) amend certain financial reporting and notice covenants thereunder, and (iv) amend certain other definitions, covenants and provisions thereunder.

On March 19, 2026, we also entered into an amendment and limited waiver to the SuperPriority Revolver (the “Revolver Waiver”), pursuant to which, among other things, the lenders thereunder agreed to (i) temporarily waive certain acceleration and collateral enforcement rights and remedies under such facility until April 30, 2026, as a result of the nonpayment of interest or principal beyond the applicable grace period under the Senior Credit Agreement (as defined below), the Refinance Credit Agreement (as defined below), and the indenture governing Trinseo LuxCo Finance SPV S.à r.l.’s 7.625% second lien secured notes due 2029 (the “2L Notes” and such indenture, the “2L Notes Indenture”), and other related notice and cross-defaults, and (ii) amend certain other provisions thereunder. In connection with the Revolver Waiver, the Borrowers agreed to pay certain lenders a consent fee in-kind equal to 1.00% of each such lender’s commitments under the SuperPriority Revolver.

Senior Credit Facility Waiver

On March 19, 2026, Trinseo Luxco, the Borrowers, and the lenders party thereto, entered into an amendment and limited waiver (the “Senior Credit Facility Waiver”) to that certain Credit Agreement, dated as of September 6, 2017 (as amended, the “Senior Credit Agreement”), by and among Trinseo Luxco, the Borrowers, the guarantors party thereto from time to time, the lenders party thereto from time to time, and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, pursuant to which, among other things, the requisite amount of lenders thereunder agreed to (i) temporarily waive certain acceleration and collateral enforcement rights and remedies under such facility until April 30, 2026, as a result of the nonpayment of interest or principal beyond the applicable grace period under the Senior Credit Agreement, the Refinance Credit Agreement, and the 2L Notes Indenture, and other related notice and cross-defaults, (ii) amend certain financial reporting and notice covenants thereunder, and (iii) amend certain other definitions, covenants and provisions thereunder.

Refinance Credit Facility Waiver

On March 19, 2026, Trinseo NA Finance LLC (“NA Finance”), Trinseo LuxCo Finance SPV S.à r.l. (“LuxCo Finance SPV”) and Trinseo NA Finance SPV LLC (“NA Finance SPV”), direct and indirect wholly owned subsidiaries of the Company, entered into an amendment and limited waiver (the “Refinance Credit Facility Waiver”) to that certain Credit Agreement, dated as of September 8, 2023 (as amended, the “Refinance Credit Agreement”), by and among NA Finance, LuxCo Finance SPV and NA Finance SPV, the Company and Alter Domus (US) LLC, as administrative agent and collateral agent, pursuant to which, among other things, the requisite amount of lenders thereunder agreed to (i) temporarily waive certain acceleration and collateral enforcement rights and remedies under such facility until April 30, 2026, as a result of the nonpayment of interest or principal beyond the applicable grace period under the Refinance Credit Agreement, the Senior Credit Agreement, and the 2L Notes Indenture, and other related notice and cross-defaults, (ii) amend certain financial reporting and notice covenants thereunder, and (iii) amend certain other definitions, covenants and provisions thereunder. In connection with the Refinance Credit Facility Waiver, the borrowers under the Refinance Credit Agreement agreed to pay a consent fee in-kind to certain lenders thereunder equal to 1.00% of the aggregate outstanding principal amount of the loans of each such lender under the Refinance Credit Agreement.

Securitization Waiver

On March 19, 2026, Trinseo Ireland Global IHB Limited, an indirect wholly owned subsidiary of the Company, Trinseo Holding, and Styron Receivables Funding Designated Activity Company, entered into an amendment and limited waiver (the "Securitization Waiver") to the Credit and Security Agreement dated July 18, 2024 governing our accounts receivable securitization facility (the “Accounts Receivable Securitization Facility”) by and among Trinseo Ireland Global IHB Limited, Trinseo Holding, Styron Receivables Funding Designated Activity Company, GLAS USA LLC, as administrative agent, GLAS Americas LLC, as collateral agent, and the lenders party thereto, pursuant to which, among other things, the requisite amount of lenders thereunder agreed to (i) temporarily waive certain acceleration and collateral enforcement rights and remedies under such facility until April 2, 2026, as a result of the nonpayment of interest or principal beyond the applicable grace period under the Senior Credit Agreement, Refinance Credit Agreement and SuperPriority Revolver, and other related notice and cross-defaults, and (ii) amend certain financial reporting and notice covenants thereunder.

The description of the Revolver Amendment, Revolver Waiver, Senior Credit Facility Waiver, Refinance Credit Facility Waiver, and Securitization Waiver (collectively, the “Limited Waivers”) included in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the complete terms of the Revolver Amendment, Revolver Waiver, Senior Credit Facility Waiver, Refinance Credit Facility Waiver, and Securitization Waiver, copies of which are attached hereto as Exhibits 10.1, 10.2, 10.3, 10.4 and 10.5, and which are incorporated herein by reference.

Cautionary Note on Forward Looking Statements

This Current Report may contain forward-looking statements including, without limitation, statements concerning plans, objectives, goals, projections, forecasts, strategies, future events or performance, and underlying assumptions and other statements, which are not statements of historical facts or guarantees or assurances of future performance. Forward-looking statements may be identified by the use of words like “expect,” “anticipate,” “believe,” “intend,” “forecast,” “outlook,” “will,” “may,” “might,” “see,” “tend,” “assume,” “potential,” “likely,” “target,” “plan,” “contemplate,” “seek,” “attempt,” “should,” “could,” “would” or expressions of similar meaning. Forward-looking statements reflect management’s evaluation of information currently available and are based on the Company’s current expectations and assumptions regarding its business, the economy, its current indebtedness, and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Factors that might cause future results to differ from those expressed by the forward-looking statements include, but are not limited to, outcome of discussions with our financial stakeholders regarding our capital structure; our ability to successfully restructure our indebtedness through an in-court or out-of-court process; our ability to obtain necessary waivers, consents or amendments from our lenders; our ability to successfully execute our overall business and transformation strategy; increased costs or disruption in the supply of raw materials; deterioration of our credit profile limiting our access to commercial credit; compliance with laws and regulations impacting our business; conditions in the global economy and capital markets; our current and future levels of indebtedness and ability to service our debt; our ability to meet the covenants under our existing indebtedness; our ability to generate cash flows from operations; our ability to successfully implement and complete proposed restructuring initiatives and to successfully generate cost savings through such initiatives; and those discussed in our Annual Report on Form 10-K, under Part I, Item 1A —”Risk Factors” and elsewhere in our other reports, filings and furnishings made with the U.S. Securities and Exchange Commission from time to time. As a result of these or other factors, the Company’s actual results, performance or achievements may differ materially from those contemplated by the forward-looking statements. Therefore, we caution you against relying on any of these forward-looking statements. The forward-looking statements included in this Current Report are made only as of the date hereof. The Company undertakes no obligation to publicly update or revise any forward-looking statement as a result of new information, future events or otherwise, except as otherwise required by law.

ITEM 9.01	Exhibits.

10.1	First Amendment, dated as of March 19, 2026, to the Credit Agreement dated as of January 17, 2025, by and among Trinseo Luxco S.à r.l., Trinseo Holding S.à r.l., Trinseo Materials Finance, Inc., Deutsche Bank AG New York Branch, as administrative agent and the lenders party thereto
10.2	2026 Limited Waiver and Amendment, dated as of March 19, 2026, to the Credit Agreement dated as of January 17, 2025, by and among Trinseo Luxco S.à r.l., Trinseo Holding S.à r.l., Trinseo Materials Finance, Inc., Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the lenders party thereto
10.3	2026 Limited Waiver and Amendment, dated as of March 19, 2026, to the Credit Agreement dated as of September 6, 2017, by and among Trinseo Luxco S.à r.l., Trinseo Holding S.à r.l., Trinseo Materials Finance, Inc., and Deutsche Bank AG New York Branch, as administrative agent and collateral agent, and the lenders party thereto
10.4	2026 Limited Waiver and Amendment, dated as of March 19, 2026, to the Credit Agreement dated as of September 8, 2023, by and among Trinseo PLC, Trinseo NA Finance LLC, Trinseo LuxCo Finance SPV S.à r.l., Trinseo NA Finance SPV LLC, Alter Domus (US) LLC, as administrative agent and collateral agent, and the lenders party thereto
10.5	Limited Waiver and Second Amendment, dated as of March 19, 2026, to the Credit and Security Agreement dated as of July 18, 2024, by and among Trinseo Holding S.à r.l., Styron Receivables Funding Designated Activity Company, Trinseo Ireland Global IHB Limited, GLAS USA LLC, as administrative agent, GLAS Americas LLC, as collateral agent, and the lenders party thereto
104	Cover Page Interactive Data File (formatted in Inline XBRL and contained in Exhibit 101)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRINSEO PLC

	By:	/s/ David Stasse
	Name:	David Stasse
	Title:	Executive Vice President and Chief Financial Officer

Date: March 20, 2026